Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): January 8, 2003


                                KOALA CORPORATION
                                -----------------
               (Exact name of issuer as specified in its charter)


         Colorado                    0-22464                    84-1238908
         ---------                   ---------                  ----------
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)              File Number)            Identification No.)


                 7881 South Wheeling Court, Englewood, CO 80112
                 ----------------------------------------------
                    (Address of principal executive offices)


                                 (303) 539-8300
                                 --------------
                         (Registrant's telephone number)


                                 Not Applicable
                                 --------------
                         (Former name or former address,
                          if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Effective January 6, 2003, the Company sold substantially all of the assets of its wholly owned subsidiary PS Florida, Inc. to PS Commercial Play, LLC (an unrelated entity whose sole member is PlayCore Wisconsin, Inc.) for a preliminary purchase price of $5.7 million, plus the assumption of certain liabilities. The assets sold include equipment, accounts receivable, personal property, intellectual property and inventory. The purchase price was negotiated between the parties based on the June 30, 2002 balance sheet of PS Florida, Inc., and is subject to adjustment based on the final closing balance sheet. The final purchase price after adjustments is expected to be between $5 million and $5.5 million.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)  PRO FORMA FINANCIAL INFORMATION.

       Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2002, for the nine months ended September 30, 2002 and for the years ended December 31, 2001, 2000 and 1999 and the notes thereto.


(c)  EXHIBITS.

         10.16 Asset Purchase Agreement by and among PS Commercial Play, LLC, PlayCore Wisconsin, Inc., PS Florida, Inc. and Koala Corporation dated January 6, 2003 (without schedules and exhibits). *

         99.1       Press Release.

* Schedules and exhibits to the Asset Purchase Agreement have been omitted. Please see the Table of Contents to the Asset Purchase Agreement for a list of the omitted schedules and exhibits. Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                                Koala Corporation
              Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)


Effective January 6, 2003, Koala Corporation (the "Company") entered into an agreement to sell substantially all of the assets of its Park Structures division ("Park"). Under the terms of the agreement, PS Commercial Play, LLC (an unrelated entity whose sole member is PlayCore Wisconsin, Inc.), agreed to purchase substantially all of the assets and assume certain liabilities of Park for a preliminary purchase price of $5.7 million based upon the June 30, 2002 balance sheet. The purchase price is subject to adjustment based upon the closing balance sheet and is expected to be between $5 million and $5.5 million. Of this amount, the Company received $4.0 million in cash and a subordinated note for $1.0 million. The note will be adjusted up or down based upon the final purchase price resulting from the closing date balance sheet and will also be reduced for certain Park costs to be paid by the buyer over the term of the note. The note is due two years from the closing date and bears interest at the prime rate plus 2%. The Company will record an estimated loss on the sale of approximately $6.4 million, subject to adjustment for the final closing balance sheet and final costs incurred.

The unaudited pro forma condensed consolidated financial statements set forth below give effect to the sale as if the sale had been completed on January 1, 1999 for statement of operations purposes and at September 30, 2002 for balance sheet purposes. The Company will report Park as Discontinued Operations in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets."

The unaudited pro forma condensed consolidated financial statements do not necessarily represent what the Company's financial position or results of operations would have been had the sale actually occurred on such dates nor are they necessarily indicative of future results of operations or financial position. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements included in the Company's filings on Form 10-K and Form 10-Q. See the notes to the pro forma condensed consolidated financial statements for a discussion of potential material nonrecurring charges directly attributable to the sale which are not reflected in the pro forma financial statements.

KOALA CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2002 (Unaudited)

                                                                               Pro Forma            Pro
                                                            Historical        Adjustments          Forma
                                                           ------------    ----------------    ------------
                                ASSETS
Current Assets
  Cash and cash equivalents                                $    504,684    $                   $    504,684

  Trade accounts receivable, net                              7,104,911      (2,167,947) (A)      4,936,964
  Unbilled receivables                                        1,774,792                           1,774,792
  Tax refund receivable and other receivables                 2,462,930         (14,100) (A)      2,448,830
  Inventories                                                 8,930,690      (3,666,461) (A)      5,264,229
  Prepaid expenses and other                                  1,209,910        (141,964) (A)      1,067,946
                                                           ------------    ------------          ----------
     Total current assets                                    21,987,917      (5,990,472)         15,997,445
                                                           ------------    ------------          ----------
Note receivable                                                               1,000,000  (B)      1,000,000
Estimated closing balance sheet adjustment receivable                           142,080  (B)        142,080
Property and equipment, net                                   3,896,057        (936,375) (A)      2,959,682
Identifiable intangible assets, net                          25,644,008      (5,260,150) (A)     20,383,858
Goodwill, net                                                 3,761,566                           3,761,566
Other                                                           135,387         (21,700) (A)        113,687
                                                           ------------    ------------         -----------
                                                           $ 55,424,935    $(11,066,617)       $ 44,358,318
                                                           ============    ============         ===========

                  LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                         $  3,531,706    $   (882,000) (A)   $  2,649,706
  Accrued expenses and other                                  4,487,838        (271,507) (A)      4,216,331
  Acquisition liability                                         466,458                             466,458
  Current portion of credit facility                         34,360,000      (3,500,000) (B)     30,860,000
                                                           ------------    ------------         -----------
     Total current liabilities                               42,846,002      (4,653,507)         38,192,495
                                                           ------------    ------------         -----------

Long Term Liabilities:
  Deferred income taxes and other                               485,287          (8,571) (A)        476,716
                                                           ------------    ------------         -----------
     Total long term liabilities                                485,287          (8,571)            476,716
                                                           ------------    ------------         -----------

Total liabilities                                            43,331,289      (4,662,078)         38,669,211
                                                           ------------    ------------         -----------

Commitments and contingencies

Shareholders' Equity:
  Preferred stock, no par value, 1,000,000 shares
     authorized; issued and outstanding - none                     --                                  --
  Common stock, $.10 par value, 10,000,000 shares
     authorized; issued and outstanding - 6,778,334             677,833                             677,833
  Additional paid-in capital                                 20,147,277                          20,147,277
  Accumulated other comprehensive loss                         (138,516)                           (138,516)
  Retained earnings (deficit)                                (8,592,948)     (6,404,539) (C)    (14,997,487)
                                                           ------------    ------------         -----------
 Total shareholders' equity                                  12,093,646      (6,404,539)          5,689,107
                                                           ------------    ------------         -----------
                                                           $ 55,424,935    $(11,066,617)       $ 44,358,318
                                                           ============    ============         ===========


  See Notes to Pro Forma Condensed Consolidated Financial Statements

KOALA CORPORATION

PRO FORMA CONDENSED CONSOLIDATED  STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2002 (Unaudited)
                                                                                  Pro Forma          Pro
                                                             Historical          Adjustments        Forma
                                                              ------------    ----------------   ------------
Sales                                                         $ 37,408,172     ($9,385,113) (D)  $ 28,023,059
Cost of sales                                                   24,561,625      (7,500,573) (D)    17,061,052
                                                              ------------                       ------------
Gross profit                                                    12,846,547                         10,962,007

Selling, general and administrative expenses                    14,196,267      (1,767,541) (D)    12,428,726
Severance costs                                                    872,565                            872,565
Amortization of intangibles                                        947,309        (157,500) (D)       789,809
                                                              ------------                       ------------

Income (loss) from operations                                   (3,169,594)                       (3,129,093)
Other (income) expense:
  Interest expense                                               2,226,677                         2,226,677
  Other (income) expense                                          (390,534)                         (390,534)
                                                              ------------                       ------------
Income (loss) before income taxes and
  cumulative effect of accounting change                        (5,005,737)                       (4,965,236)
Income tax provision (benefit)                                    (703,926)          5,700 (D)      (698,226)
                                                              ------------                       ------------
Income (loss) before cumulative effect of
  change in accounting prinicple                              $ (4,301,811)                     $ (4,267,010)
                                                              ============                      ============

Income (loss) per share - basic and diluted
Income (loss) before cumulative effect of accounting change   $      (0.63)                     $      (0.62)
                                                              ============                      ============



Weighted average shares outstanding - basic                      6,830,327                         6,830,327
                                                              ============                      ============

Weighted average shares outstanding - diluted                    6,830,327                         6,830,327
                                                              ============                      ============

    See Notes to Pro Forma Condensed Consolidated Financial Statements

KOALA CORPORATION

PRO FORMA CONDENSED CONSOLIDATED  STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001 (Unaudited)
                                                                                   Pro Forma                   Pro
                                                               Historical         Adjustments                 Forma
                                                             -------------       -------------           ---------------
Sales                                                        $  59,221,705       ($ 15,814,935) (D)      $    43,406,770
Cost of sales                                                   37,137,044         (11,578,471) (D)           25,558,573
                                                             -------------                               ---------------
Gross profit                                                    22,084,661                                    17,848,197

Selling, general and administrative expenses                    19,204,007          (3,179,660) (D)           16,024,347
Amortization of intangibles                                      2,395,091            (514,206) (D)            1,880,885
                                                             -------------                               ---------------

Income (loss) from operations                                      485,563                                       (57,035)
Other (income) expense:
  Interest expense                                               3,147,327                                     3,147,327
  Other (income) expense                                             7,098                                         7,098
                                                             -------------                               ---------------

Income (loss) before income taxes                               (2,668,862)                                   (3,211,460)
Income tax provision (benefit)                                    (678,789)           (138,002) (D)             (816,791)
                                                             -------------                               ---------------
  Net income (loss)                                          $  (1,990,073)                              $    (2,394,669)
                                                             =============                               ===============

Net income (loss) per share
  Basic                                                            $ (0.29)                                      $ (0.35)
                                                             =============                               ===============

  Diluted                                                          $ (0.29)                                      $ (0.35)
                                                             =============                               ===============


Weighted average shares outstanding - basic                      6,872,334                                     6,872,334
                                                             =============                               ===============

Weighted average shares outstanding - diluted                    6,872,334                                     6,872,334
                                                             =============                               ===============


    See Notes to Pro Forma Condensed Consolidated Financial Statements

KOALA CORPORATION

PRO FORMA CONDENSED CONSOLIDATED  STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2000 (Unaudited)
                                                                                   Pro Forma                   Pro
                                                               Historical         Adjustments                 Forma
                                                             -------------       -------------            --------------
Sales                                                        $  61,588,714       ($ 15,021,758) (D)       $   46,566,956
Cost of sales                                                   34,701,687        ( 10,276,415) (D)           24,425,272
                                                             -------------                                --------------
Gross profit                                                    26,887,027                                    22,141,684

Selling, general and administrative expenses                    15,955,129          (3,011,170) (D)           12,943,959
Amortization of intangibles                                      2,084,505            (514,208) (D)            1,570,297
                                                             -------------                                --------------

Income from operations                                           8,847,393                                     7,627,428
Other (income) expense:
  Interest expense                                               2,919,465                                     2,919,465
  Other (income) expense                                          (362,873)               (470) (D)             (363,343)
                                                             -------------                                --------------

Income before income taxes                                       6,290,801                                     5,071,306
Income tax provision                                             2,258,397            (437,799) (D)            1,820,598
                                                             -------------                                --------------
  Net income                                                 $   4,032,404                                $    3,250,708
                                                             =============                                ==============

Net income per share
  Basic                                                      $        0.60                                $         0.48
                                                             =============                                ==============

  Diluted                                                    $        0.58                                $         0.46
                                                             =============                                ==============



Weighted average shares outstanding - basic                      6,769,508                                     6,769,508
                                                             =============                                ==============

Weighted average shares outstanding - diluted                    7,000,986                                     7,000,986
                                                             =============                                ==============



    See Notes to Pro Forma Condensed Consolidated Financial Statements

KOALA CORPORATION

PRO FORMA CONDENSED CONSOLIDATED  STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999 (Unaudited)
                                                                                  Pro Forma                    Pro
                                                             Historical          Adjustments                  Forma
                                                          -----------------    ----------------          -----------------
Sales                                                       $   37,863,770       ($ 14,076,769) (D)       $    23,787,001
Cost of sales                                                   18,821,646          (8,324,263) (D)            10,497,383
                                                            --------------                                ---------------
Gross profit                                                    19,042,124                                     13,289,618

Selling, general and administrative expenses                     9,467,210          (2,411,337) (D)             7,055,873
Amortization of intangibles                                        958,524            (492,237) (D)               466,287
                                                            --------------                                ---------------

Income from operations                                           8,616,390                                      5,767,458
Other (income) expense:
  Interest expense                                                 902,169                                        902,169
  Other (income) expense                                            (1,362)             12,958  (D)                11,596
                                                            --------------                                ---------------

Income before income taxes                                       7,715,583                                      4,853,693
Income tax provision                                             2,624,459            (973,473) (D)             1,650,986
                                                            --------------                                ---------------
  Net income                                                $    5,091,124                                $     3,202,707
                                                            ==============                                ===============

Net income per share
  Basic                                                     $         0.81                                $          0.51
                                                            ==============                                ===============

  Diluted                                                   $         0.78                                $          0.49
                                                            ==============                                ===============


Weighted average shares outstanding - basic                      6,256,729                                      6,256,729
                                                            ==============                                ===============

Weighted average shares outstanding - diluted                    6,516,075                                      6,516,075
                                                            ==============                                ===============



    See Notes to Pro Forma Condensed Consolidated Financial Statements

         Notes to Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)

A. Adjustment to remove Park assets sold and liabilities assumed from the historical consolidated balance sheet.

B. Adjustment to record the estimated net cash proceeds of $3.5 million ($4.0 million gross proceeds less $500,000 in estimated transaction costs), which was used to reduce the balance outstanding on the credit facility, the subordinated note for $1.0 million and the estimated adjustment to the final note balance. The note balance will be adjusted up or down based upon the final closing balance sheet. The balance of the note will also be reduced for approximately $300,000 of Park costs to be paid by the buyer as well as for future warranty costs incurred by the buyer for existing Park play structures.

C. Adjustment to recognize estimated loss on sale (loss is subject to adjustment based upon the final closing balance sheet and actual costs incurred).

D. Adjustment to remove the historical activity of Park from the consolidated statements of operations.

E. The pro forma condensed consolidated statements of operations do not include the estimated loss on the sale of approximately $6.4 million because this loss will be treated as a discontinued operations item. Discontinued operations items are not shown in the pro forma statements of operations.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  KOALA CORPORATION


Date:  January 8, 2003

                             By:  /s/ Jeffrey L. Vigil
                                  -----------------------------
                                  Jeffrey L. Vigil
                                  Vice President Finance and Administration

                                  EXHIBIT 10.16














                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            PS COMMERCIAL PLAY, LLC,

                            PLAYCORE WISCONSIN, INC.,

                                PS FLORIDA, INC.

                                       AND

                                KOALA CORPORATION

                                      DATED

                                 JANUARY 6, 2003

                                TABLE OF CONTENTS


Article I - Purchase and Sale...............................................1

         1.1      Agreement to Sell and Purchase ...........................1
         1.2      Acquired Assets ..........................................1
         1.3      Excluded Assets...........................................3
         1.4      Purchase Price............................................3
         1.5      Assumption of Liabilities.................................3
         1.6      Adjustments...............................................4
         1.7      Allocation of Purchase Price..............................7

Article II - Representations and Warranties of the Seller
                  and the Shareholder.......................................7

         2.1      Corporate Existence; Shareholder..........................7
         2.2      Authorization of Transaction..............................8
         2.3      Absence of Violation or Conflicts.........................8
         2.4      Financial Statements......................................8
         2.5      Absence of Undisclosed Liabilities........................9
         2.6      Absence of Certain Changes................................9
         2.7      Title to Acquired Assets..................................10
         2.8      Compliance with Law.......................................10
         2.9      Accounts Receivable.......................................11
         2.10     Accounts Payable..........................................11
         2.11     Inventory.................................................11
         2.12     Contracts and Commitments.................................11
         2.13     Employees.................................................12
         2.14     Employee Benefits.........................................12
         2.15     Environment, Health and Safety............................13
         2.16     Books of Accounts.........................................14
         2.17     Litigation................................................14
         2.18     Tax and Other Returns and Reports.........................14
         2.19     Insurance Policies........................................15
         2.20     Transactions with Affiliates..............................16
         2.21     Absence of Certain Commercial Practices...................16
         2.22     Customers, Suppliers and Distributors.....................16
         2.23     Intellectual Property Matters.............................16
         2.24     Personal Property.........................................17
         2.25     Leases....................................................17
         2.26     Product Warranty..........................................17
         2.27     Product Liability.........................................17
         2.28     Knowledge.................................................17

Article III - Representations and Warranties of Buyer and Parent............18

         3.1      Company Existence Ownership...............................18
         3.2      Authorization of Transaction..............................18
         3.3      Absence of Violations or Conflicts........................18

Article IV - Other Agreements...............................................19

         4.1      Continuing Operation of Business..........................19
         4.2      Exclusive Dealing.........................................20
         4.3      Inspection................................................20
         4.4      Confidentiality...........................................20
         4.5      Non-Competition...........................................20
         4.6      Expenses..................................................21
         4.7      Brokers...................................................21
         4.8      Bonuses...................................................22
         4.9      Loss......................................................22
         4.10     Disclosure to Employees...................................22
         4.11     Public Disclosure.........................................22
         4.12     Name Change...............................................22
         4.13     Collection of Receivables.................................22
         4.14     Access to Books and Records...............................23
         4.15     Satisfaction of Seller's Outstanding Liabilities..........23
         4.16     Cost of Environmental Testing.............................23
         4.17     Cost of Inspection Repairs................................23
         4.18     Cooperation on Reissuance of the Note.....................23

Article V - Termination and Abandonment.....................................23

         5.1      Termination and Abandonment...............................23
         5.2      Rights and Obligations on Termination.....................24

Article VI - The Closing....................................................24

         6.1      Time, Date and Place of Closing...........................24
         6.2      Conditions to Obligations of Buyer........................24
         6.3      Conditions to Obligations of the Seller
                     and the Shareholder....................................26
         6.4      Deliveries by the Seller at the Closing...................26
         6.5      Deliveries by Buyer at the Closing........................28

Article VII -  Indemnification..............................................28

         7.1      Survival of Representations and Warranties................28
         7.2      Indemnification by the Seller and the Shareholder.........28
         7.3      Indemnification by Buyer and Parent.......................29
         7.4      Limitation of Indemnification Obligations.................29

         7.5      Indemnification Procedures................................30
         7.6      Handling of Warranty Claims...............................30
         7.7      Payment...................................................31
         7.8      Other Rights and Remedies Not Affected....................31
         7.9      Bulk Sales Laws...........................................31
         7.10     Guaranty of Sublease......................................32

Article VIII - Miscellaneous Provisions.....................................32

         8.1      Good Faith; Further Assurances; Further Cooperation.......32
         8.2      Notices...................................................32
         8.3      Assignment................................................33
         8.4      Captions; Definitions.....................................33
         8.5      Controlling Law; Amendment; Waiver........................33
         8.6      Entire Agreement..........................................34
         8.7      No Presumption............................................34
         8.8      Counterparts..............................................34
         8.9      Guaranty by Parent........................................34

Schedules

          Schedule 1.1 - Permitted Liens
          Schedule 1.2(a) - Accounts Receivable Not Acquired
          Schedule 1.2(c) - Intellectual Property
          Schedule 1.3 - Excluded Assets
          Schedule 1.6(c)(iii)(A) - Accounts Receivable Allowance Detail
          Schedule 1.6(c)(iii)(B) - Excess Inventory Calculation
          Schedule 1.7 - Allocation of Purchase Price
          Schedule 2.1 - Foreign Corporation Jurisdictions
          Schedule 2.3 - Violations or Conflicts
          Schedule 2.4 - Financial Statements Not in Accordance with GAAP
          Schedule 2.7 - Exclusions from the Assets of the Business and Liens and Encumbrances on the Acquired Assets
          Schedule 2.8 - Authorizations for Conduct of Business
          Schedule 2.9 - Accounts Receivable
          Schedule 2.10 - Accounts Payable Aging
          Schedule 2.12 - Contracts and Commitments Currently in Effect
          Schedule 2.13 - Employee Information
          Schedule 2.14 - Employee Benefits
          Schedule 2.15 - Environmental, Health & Safety
          Schedule 2.17 - Litigation
          Schedule 2.18 - Taxes
          Schedule 2.19 - Insurance
          Schedule 2.20 - Transactions With Affiliates
          Schedule 2.23 - Intellectual Property Matters
          Schedule 2.24 - List of Personal Property

          Schedule 2.25 - Assumed Leases
          Schedule 4.17 - Required Repairs
          Schedule 7.6 - Warranty

Exhibits

          Exhibit A - Form of Note
          Exhibit B - Preliminary Balance Sheet
          Exhibit C - Bill of Sale
          Exhibit D - Assignment and Assumption Agreement Exhibit E - [INTENTIONALLY OMMITED]
          Exhibit F - Trademark Assignment
          Exhibit G - Waiver of Lien executed by Overlandlord Exhibit H - Waiver of Lien executed by the Seller
          Exhibit I - Subordination and Intercreditor Agreement

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made this 6th day of January, 2003 by and among PS Commercial Play, LLC, a Delaware limited liability company ("Buyer"), PlayCore Wisconsin, Inc., a Wisconsin corporation and the sole member of Buyer ("Parent"), PS Florida, Inc., a Colorado corporation (the "Seller"), and Koala Corporation, a Colorado corporation and the sole shareholder of the Seller (the "Shareholder").

                                    Recitals
                                    --------

          A    The Seller conducts a business of designing, constructing, selling and distributing outdoor play equipment and accessories for children's use in commercial settings (the "Business").

          B    Shareholder is the sole shareholder of Seller and Parent is the sole member of Buyer.

          C    The Seller desires to sell the Business and substantially all of the assets used in the Business. Buyer desires to purchase and acquire the Business and substantially all of the assets used in the Business and to assume only certain liabilities as more specifically set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                                PURCHASE AND SALE
                                -----------------

               1.1 Agreement to Sell and Purchase. Subject to the terms and conditions of this Agreement (and except for the assets excluded as provided in Section 1.3 hereof), the Seller shall grant, sell, convey, assign and deliver to Buyer, and Buyer shall purchase, all of the Seller's right, title and interest in and to the Business and the assets (a) owned by the Seller and (b) used in or necessary to or useful to the Business (the "Acquired Assets") as of the Effective Time (as defined in Section 6.1 hereof), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, except those mortgages, liens, pledges, security interests, charges, claims, restrictions or encumbrances listed on
Schedule 1.1 (the "Permitted Liens"). In addition, Shareholder shall grant, sell, convey, assign and deliver to Buyer, and Buyer shall purchase all of Shareholder's right, title and interest in the intellectual property described in Section 1.2(c), free and clear of all mortgages, liens, pledges, security interest, changes, claims, restrictions and encumbrances of any nature whatsoever, except for Permitted Liens.

               1.2 Acquired Assets. The Acquired Assets shall include, without limitation, the following assets, properties and rights:

                    (a) all of the Seller's accounts receivable, except for the accounts receivable listed on Schedule 1.2(a) ("Accounts Receivable"), prepaid expenses, utility deposits, rent deposits, lease deposits and bid deposits;

                    (b) all equipment and tangible personal property of all kinds (a) owned by the Seller and (b) used or useful in the Business (the "Personal Property"), including without limitation, all of the furniture and fixtures, molds and tooling and equipment listed on Schedule 2.24 attached hereto;

                    (c) all of the Seller's right, title and interest in and to the name "Park Structures" and the patents, copyrights, trademarks, trade names, logos, patterns, designs, goodwill, customer lists, trade secrets, know-how, proprietary rights, software and other intellectual property rights owned or licensed by the Seller and/or used in the Business, including, without limitation, the items listed on Schedule 1.2(c) attached hereto, and all of Shareholder's right, title and interest in and to the trademarks, trade names, and other intellectual property rights used exclusively in the Business, including, without limitation, the items listed on Schedule 1.2(c), attached hereto (collectively, the "Intellectual Property");

                    (d) all forms and other supplies and expendables on order or on hand (the "Supplies");

                    (e) all of the Seller's existing contract rights, commitments, purchase orders and sales orders relating to the Business and disclosed to Buyer on Schedule 2.12 hereto as updated pursuant to Section 2.12 (the "Assumed Contracts");

                    (f) all of the Seller's franchises, licenses, registrations, files, papers, books of accounts, sales and marketing records, personnel files and all other books and records and files of any kind or description relating to the Business;

                    (g) the Seller's finished goods, work in process, raw materials, parts and all other materials and supplies to be used by the Seller in the production of finished goods (the "Purchased Inventory");

                    (h) all of the Seller's rights in and to the leases listed on Schedule 2.25 (the "Assumed Leases"); and

                    (i) all originals and copies of agreements, documents, tapes, maps, books, records and files in the possession of the Seller or the Shareholder relating principally to the Business, including without limitation electronically stored data.

               The Acquired Assets shall include all of the Seller's assets described above and/or reflected in the most recent Monthly Financial Statements (as defined in Section 2.4 hereof), including without limitation, any such assets acquired thereafter and prior to the Closing Date (as defined in Section
6.1 hereof) except for finished goods and inventory transferred or disposed of in the ordinary course of business after June 30, 2002 or described in Section 1.3.

               1.3 Excluded Assets. Notwithstanding the foregoing, the Acquired Assets shall not include any of the following (the "Excluded Assets"):

                    (a) all of the Seller's cash and cash equivalents;

                    (b) the rights to any of the Seller's claims for any federal, state, or local tax refunds;

                    (c) the assets, properties and rights set forth on Schedule 1.3;

                    (d) the accounts receivable listed on Schedule 1.2(a);

                    (e) the intellectual property rights of Shareholder not specifically described in Section 1.2(c); and

                    (e) the rights of the Seller and the Shareholder under this Agreement.

               1.4 Purchase Price. The preliminary purchase price for the Acquired Assets shall be an amount equal to $5,711,633 (the "Preliminary Purchase Price"), which is comprised of the Preliminary Net Asset Value (as defined in Section 1.6 hereof) of $5,211,633 based on the Preliminary Balance Sheet (as defined in Section 1.6 hereof), plus $500,000. The Preliminary Purchase Price is subject to adjustment as provided herein. At Closing, Buyer shall pay to Seller the following: The Preliminary Purchase Price shall be paid as follows:

                    (a) $4,000,000 shall be paid by wire transfer of immediately available funds to an account or accounts designated by the Shareholder; and

                    (b) the delivery of a promissory note with an initial principal balance of $1,000,000 in the form attached hereto as Exhibit A (the "Note"), and with the amounts due under the Note subject to adjustment as provided in Section 1.6 hereof.

               1.5 Assumption of Liabilities.

                    (a) As of the Closing Date, Buyer shall assume or perform, as appropriate, only the following liabilities and obligations of the Seller (the "Assumed Liabilities"):

                         (i) liabilities and obligations arising from and after
the Closing Date under the Assumed Contracts and Assumed Leases;

                         (ii) all of the Seller's accounts payable and accrued
accounts payable which have arisen in the ordinary course of the Business (the "Accounts Payable") up to the dollar amount of "Accounts Payable" and "Accrued Accounts Payable" as reflected on the Closing Date Net Asset Value;

                         (iii) all of the Seller's obligations for customer
security deposits up to the dollar amount of "Customer Security Deposits" as reflected on the Closing Date Net Asset Value;

                         (iv) all of the Seller's obligations for sales taxes
payable up to the dollar amount of "Sales Taxes Payable" as reflected on the Closing Date Net Asset Value; and

                         (v) all of the Seller's obligations for accrued paid
time off up to the dollar amount of "Accrued Vacation" as reflected on the Closing Date Net Asset Value.

                    (b) Buyer shall not assume any liabilities of the Seller or the Shareholder except those described in Section 1.5(a) hereof. Specifically, except as explicitly described in Section 1.5(a) hereof, Buyer is not assuming any disclosed or undisclosed liabilities of any nature not included as Assumed Liabilities relating to the Business or its operation prior to the Closing Date, including any liability of the Seller relating to the continuation of health care coverage requirements of Section 162(k) and 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), or Sections 601 through 608 of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any liability of the Seller under any employee benefit plans, any payments due suppliers under any contracts or commitments not included as Assumed Contracts, taxes of any kind (other than sales taxes or other taxes arising from the transactions contemplated pursuant to this Agreement), salaries, bonuses or any other amounts due the Seller's employees for the period prior to the Closing Date, any worker's compensation benefits due to Seller's employees for periods prior to the Closing Date, or liabilities, inclusive of incurred but not reported claims, resulting from any products sold by the Seller prior to the Closing Date. The Seller shall promptly pay when due or otherwise discharge all liabilities relating to the Business and its operations prior to the Closing Date that are not Assumed Liabilities; provided that the Seller shall be entitled to contest any liabilities in good faith so long as no lien or charge is imposed on the Acquired Assets or Buyer as a result thereof.

               1.6 Adjustments.

                    (a) The Preliminary Purchase Price shall be adjusted after the Closing Date in accordance with the procedure set forth in this Section 1.6(a):

                         (i) The Preliminary Purchase Price shall be increased
or decreased dollar-for-dollar by the amount by which the Closing Date Net Asset Value (as defined in Section 1.6(c) hereof) based on the Closing Date Balance Sheet (as defined in Section 1.6(c) hereof) is more or less than $5,211,633. The Preliminary Purchase Price as adjusted pursuant to the foregoing sentence shall be referred to herein as the "Purchase Price."

                         (ii) If the Purchase Price is greater than $5,000,000,
the principal balance of the Note shall be increased dollar for dollar in an amount equal to the excess of the Purchase Price over $5,000,000.

                         (iii) If the Purchase Price is less than $5,000,000,
the amounts due under the Note shall be reduced dollar for dollar in an amount equal to the difference between the Purchase Price and $5,000,000 (referred to as the "Negative Adjustment"), and such reductions shall be applied in the order set forth in Section 3 of the Note. In the event the Negative Adjustment exceeds the total amount due under the Note, the Seller shall refund the excess to Buyer in cash within ten (10) days following the final determination of the Closing Date Net Asset Value pursuant to Section 1.6(c).

                         (iv) Any adjustment to the Note pursuant to this
Section 1.6(a) shall be deemed effective as of the Closing Date.

                    (b) Notwithstanding the provisions of Section 1.6(a), amounts owed under the Note shall be reduced on a dollar for dollar basis by the following:

                         (i) the amount of the Seller's share of the costs of
environmental testing as provided in Section 4.16 hereof;

                         (ii) the amount of the Seller's share of the costs of
inspection repairs as provided in Section 4.17 hereof;

                         (iii) the amounts, if any, owed to Buyer by the Seller
pursuant to Section 6.2(g) hereof;

                         (iv) the retention bonuses (including any applicable
taxes, fees or charges associated therewith) described on Schedule 2.13, which are to be paid to certain employees of the Seller by Buyer in accordance with their terms;

                         (v) the Seller's share of costs and expenses related to
any Warranty Claims (as defined in Section 7.6); and

                         (vi) any amounts owed by the Seller or the Shareholder
as provided in Section 7.7.

          The reductions set forth in Sections 1.6(b)(i)-(v) shall take effect at the time of payment by Buyer (or, in the case of Warranty Claims where no payment is made by Buyer, at the time that Buyer incurs such cost or expense as provided in Section 7.6), and the reductions set forth in Section 1.6(b)(vi) shall take effect at the time of determination of liability of the Seller or the Shareholder under Article VII. Buyer shall provide to the Seller or the Shareholder documentation of payment of the items set forth in this Section 1.6(b).

               (c) Buyer shall prepare the Closing Date Balance Sheet and deliver it to the Seller as soon as practicable after the Closing Date (and in any event within 60 days thereafter). Buyer shall make available to the Seller all books, records and information in Buyer's possession or control necessary or helpful in the Seller's review of the Closing Date Balance Sheet. The Seller shall notify Buyer within fifteen (15) days of the Seller's receipt of the Closing Date Balance Sheet (the "Response Period") as to whether Seller agrees or disagrees with the calculation of Closing Date Net Asset Value as reflected on the Closing Date Balance Sheet. If Buyer does not receive written notice from the Seller within the Response Period, the Seller shall be deemed to have accepted the calculation of Closing Date Net Asset Value as reflected on the Closing Date Balance Sheet. If the Seller does not agree with the calculation of Closing Date Net Asset Value as reflected on the Closing Date Balance Sheet and the Seller so notifies Buyer within the Response Period, the Seller and Buyer shall have fifteen (15) days thereafter to resolve their differences. If they resolve their differences, the Closing Date Net Asset Value as so agreed upon shall be binding on all parties to this Agreement. If they are unable to resolve their differences within such fifteen (15) day period, the matter shall be submitted within fifteen (15) days to a mutually agreed upon independent accountant with a major accounting firm with which none of the parties hereto have had a relationship (as a partner, employee or client) within the three years preceding the date of this Agreement (the "Accountant") for arbitration. The Accountant shall prescribe a format (written or oral) designed to allow the Seller and Buyer to present their positions with respect to the differences. The Closing Date Net Asset Value as determined by the Accountant shall be binding on all parties to this Agreement. Buyer and the Seller shall cooperate with each other to facilitate and complete the procedures discussed in this paragraph. All fees and expenses of the Accountant shall be paid by Buyer and the Seller in such amounts as the Accountant shall determine based upon his determination as to the merits of each party's arguments with respect to the differences resolved by him.

          For the purposes of this Article I, the following terms have the following meanings:

                         (i) "Preliminary Balance Sheet" means the balance sheet
of the Seller as of June 30, 2002 attached hereto as Exhibit B, which has been prepared in accordance with generally accepted accounting principles ("GAAP") (other than footnote disclosure) applied consistently with Seller's past practices;

                         (ii) "Closing Date Balance Sheet" means the balance
sheet of the Seller as of the close of business on the Closing Date, prepared in accordance with GAAP (other than footnote disclosure) applied consistently with Seller's past practices and the practices utilized to prepare the Preliminary Balance Sheet and without giving effect to the purchase and sale contemplated hereby;

                         (iii) "Preliminary Net Asset Value" means the value of
the Acquired Assets as reflected on the Preliminary Balance Sheet less the value of the Assumed Liabilities as reflected on the Preliminary Balance Sheet, taking into account the following adjustments:

                                (A) the accounts receivable  adjustment has been
set at an amount equal to the accounts receivable listed on Schedule 1.2(a), plus the invoices listed on Schedule 1.6(c)(iii)(A), plus an amount equal to $150,000;

                                (B) the value of the Purchased Inventory,
including raw materials, labor and overhead as reflected on the Preliminary Balance Sheet has been reduced to reflect a reserve for slow moving inventory with more than one year's usage as identified and calculated for the part numbers listed on Schedule 1.6(c)(iii)(B), a reserve for obsolete inventory, and an adjustment to the calculation of inventory overhead (as reflected and described on the Preliminary Balance Sheet); and

                                (C) no value has been ascribed to prepaids
attributable to the 2001 catalog; and

                                (D) no value has been  ascribed to any Excluded
Assets or any Acquisition Intangibles or other intangibles reflected on either the Preliminary Balance Sheet or the Closing Date Balance Sheet.

                         (iv) "Closing Date Net Asset Value" means the value of
the Acquired Assets as reflected on the Closing Date Balance Sheet less the value of the Assumed Liabilities as reflected on the Closing Date Balance Sheet, taking into account the same adjustments that were made in calculating the Preliminary Net Asset Value.

          Buyer, the Seller and the Shareholder agree that the Preliminary Net Asset Value based on the Preliminary Balance Sheet attached hereto as Exhibit B has been calculated in accordance with the procedures described above.

               1.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Acquired Assets in accordance with GAAP and as described on
Schedule 1.7 to be attached hereto on the Closing Date. The Seller, the Shareholder, Parent and Buyer each hereby covenant and agree that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 1.7 or Schedule 1.7.

                                   ARTICLE II
                                   ----------

        REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDER
        ----------------------------------------------------------------

          The Seller and the Shareholder, jointly and severally, represent, warrant and covenant to Buyer and Parent as of the date hereof and the Closing Date, as follows:

               2.1 Corporate Existence; Shareholder. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to carry on its business as now conducted. The Seller is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions listed on Schedule 2.1, which constitute all of the jurisdictions where the conduct of the Business by it requires it to be so qualified except where the absence of such qualification would not have a material adverse effect upon the Seller or the Business. The Shareholder is the only party owning or having any right to own any equity interest in the Seller.

               2.2 Authorization of Transaction. The Seller and the Shareholder have full corporate power, authority and legal right to enter into this Agreement and to consummate the transactions provided for herein. All actions on the part of the Seller and the Shareholder necessary to approve the transactions contemplated by this Agreement have been duly taken as required by applicable law and any applicable agreements. This Agreement has been, and the other agreements, documents and instruments required to be delivered by the Seller and the Shareholder in accordance with the provisions hereof will be, duly executed and delivered by the Seller and the Shareholder and constitute, or will constitute when delivered, the valid and binding agreement of the Seller and the Shareholder enforceable against each such party in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting enforcement of creditor's rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

               2.3 Absence of Violation or Conflicts. Except as disclosed on
Schedule 2.3, the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement and the other agreements, documents and instruments required to be delivered by the Seller or the Shareholder in accordance with the provisions hereof, do not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which the Seller or the Shareholder are subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Seller or the Shareholder, (c) the articles of incorporation, bylaws or any other organizational documents of the Seller or any securities issued by the Seller, or (d) any mortgage, indenture, or other instrument, document or agreement, oral or written, to which the Seller or the Shareholder are a party, by which the Seller or the Shareholder may have rights or by which any of the Acquired Assets or the Business may be bound or affected, or which would create a lien, claim or encumbrance on the Acquired Assets as a result thereof. No authorization, approval or consent of, and, except for informational filings required by the Securities and Exchange Commission, no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by the Seller or the Shareholder.

               2.4 Financial Statements. The Seller has delivered to Buyer and/or Parent true and complete copies of the following financial statements (collectively the "Financial Statements") of the Seller: (a) an unaudited balance sheet and statements of income and cash flows as of and for the fiscal years ended December 31, 2000 and December 31, 2001 (the "Most Recent Fiscal Year End Financial Statements") which have been (i) prepared in a manner consistent with, and (ii) utilized in connection with the preparation of, the audited consolidated financial statements of the Shareholder for the same periods and (b) unaudited balance sheets and statements of income as of and for the six months ended June 30, 2002 (the "Monthly Financial Statements"). Except as described on Schedule 2.4, the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP (other than footnote disclosure) consistently applied throughout the periods involved. The Financial Statements are in accordance with the books and records of the Seller and present fairly and completely the financial condition, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Seller as of such dates and the results of operations and cash flows of the Seller for such periods, subject only, in the case of the Monthly Financial Statements, to normal year end adjustments.

               2.5 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Financial Statements or disclosed on the Schedules to this Agreement, the Seller did not have as of the date of the Financial Statements any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

               2.6 Absence of Certain Changes. Except as contemplated by this Agreement or disclosed in the Schedules to this Agreement, since June 30, 2002, the Seller has not and will not have as of the Closing Date:

                    (a) suffered any material adverse change in its financial condition, assets, liabilities, business, or prospects; experienced any material labor difficulty; or suffered any material casualty loss (whether or not insured);

                    (b) incurred any material obligations or liabilities (whether absolute, accrued, contingent, or otherwise and whether due or to become due), except current liabilities in the ordinary course of business and consistent with past practice;

                    (c) entered into any contracts or agreements except in the ordinary course of business and consistent with past practice;

                    (d) permitted or allowed any of its properties or assets, real, personal, or mixed, tangible or intangible, to be mortgaged, pledged, or subjected to any lien or encumbrance other than the lien of current property taxes not yet due and payable and liens incurred in the ordinary course of business consistent with past practices;

                    (e) written down or written up the value of any of its inventory, or written off as uncollectible any of its notes or accounts receivable or any portion thereof, except for write downs and write-offs in the ordinary course of business, consistent with past practice;

                    (f) canceled any other material debts or claims, or waived any rights of substantial value, or sold or transferred any of its properties or assets, real, personal, or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice;

                    (g) knowingly disposed of or permitted to lapse any patent, trademark, or copyright or any patent, trademark, or copyright application or license, or disposed of or disclosed to any person any trade secret, formula, process or know-how;

                    (h) granted any increase in compensation or rate of compensation or commission payable or to become payable to any of its employees or agents except merit or seniority increases made in the ordinary course of business and heretofore disclosed to Buyer;

                    (i) made capital expenditures or commitments for additions to property, plant, or equipment (except for capital expenditures made in connection with a new roof on the facility in Coral Springs, Florida);

                    (j) made any changes in any method of accounting or accounting practice; or

                    (k) agreed, whether in writing or otherwise, to take any action described in this Section 2.6.

               2.7 Title to Acquired Assets. Except for the Excluded Assets and as disclosed on Schedule 2.7, the Acquired Assets constitute all of the assets used in the Business and the Seller owns, and has the right to transfer to Buyer, the Acquired Assets, free and clear of any liens, charges, encumbrances or security interests, whether by mortgage, pledge, lien, conditional sale agreement, encumbrance, charge, or otherwise, and such Acquired Assets are not subject to any lease or license other than as described on Schedule 2.7. At the Closing, all of the liens and encumbrances described on Schedule 2.7 affecting the Acquired Assets, except for the Permitted Liens, will be paid or discharged in full. There are no outstanding options, agreements or commitments obligating the Seller to sell the Business or any of the Acquired Assets to any other person except for sales of products in the ordinary course of business. The Acquired Assets are in good and serviceable condition and suitable for the uses for which they are intended (ordinary wear and tear excepted), to the knowledge of the Seller and the Shareholder, their use conforms in all material respects to all applicable laws, including building and zoning laws or other applicable laws, and no notice of any violation of building or zoning laws or other applicable ordinances or regulations relating to the Acquired Assets and their use has been received by the Seller. No special assessment, impact fee or similar charge has been imposed or, to the knowledge of the Seller or the Shareholder is proposed to be imposed against any of the Acquired Assets. Except for the Acquired Assets and the Excluded Assets, the Seller has no other assets or properties, tangible or intangible, used, usable or useful in the operation of the Business.

               2.8 Compliance with Law. Except as disclosed in the Schedules to this Agreement, the Seller has complied in all material respects with each, and is not in material violation of any, law, ordinance or governmental rule or regulation, whether federal, state, local or foreign to which the Business or the Acquired Assets are subject ("Regulations"). The Seller owns, holds or otherwise possesses all material licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are necessary for the conduct of the Business as now or previously conducted or for the ownership and use of the Acquired Assets in compliance in all material respects with all Regulations. All such Authorizations are listed and described on Schedule 2.8. The Seller is not in material default, nor has it received any notice of any claim of default, with respect to any such Authorization. Except as set forth on Schedule 2.8, all such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. Except as set forth on Schedule 2.8, none of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No shareholder, director, officer, employee or former employee of the

Seller or any affiliates of the Seller, or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Seller owns, possesses or uses in the operation of the Business.

               2.9 Accounts Receivable. All of the Accounts Receivable arising from the Business as set forth on the Preliminary Balance Sheet or arising since the date thereof as set forth on Schedule 2.9 (which Schedule will be updated by the Buyer no later than 60 days from the Closing Date) have been or will have been created in the ordinary course of business from the sale of the Seller's products or services on normal and customary terms of sale and represent bona fide obligations from unrelated parties, and, to the knowledge of the Seller and the Shareholder, no obligor with respect to any Accounts Receivable has any right of offset against the Seller.

               2.10 Accounts Payable. All of the Accounts Payable set forth on the Preliminary Balance Sheet or arising since the date thereof as set forth on
Schedule 2.10 (which Schedule will be updated by the Buyer no later than 60 days from the Closing Date) have been or will have been created in the ordinary course of business on normal and customary terms. Schedule 2.10 contains a complete and accurate aging schedule of the Accounts Payable which will be updated on the Closing Date.

               2.11 Inventory. Except to the extent of the reserves provided for in the Preliminary Balance Sheet, the Purchased Inventory is in good condition and consists of a quality, type and quantity useable and saleable in the ordinary course of business consistent with past practices.

               2.12 Contracts and Commitments. Schedule 2.12 contains a list of all of the following contracts, agreements,plans, arrangements, or commitments currently in effect for the benefit of or relating to the Business:

                    (a) all contracts, contract rights, purchase orders, agreements and commitments with respect to the sale of products or services;

                    (b) all contracts, contract rights, purchase orders, agreements and commitments for the purchase of supplies, materials, equipment, parts inventory, or other products involving expenditures or commitments in excess of $10,000;

                    (c) all sales agency and distributor agreements or franchises;

                    (d) all other agreements with suppliers of goods and services involving expenditures or commitments in excess of $10,000 or which cannot be terminated on thirty (30) days' notice;

                    (e) all agreements providing for the services of any independent contractor;

                    (f) any agreement under which the consequences of a default or termination could have a material adverse effect on the Business, financial condition, operations, results of operations or prospects of the Seller; and

                    (g) any other agreement (or group of related agreements) the performance of which involves the payment of consideration in excess of $10,000.

        Except as specified on Schedule 2.12, all of such contracts, agreements, and commitments, are valid, binding, and in full force and effect and there is no existing material default thereunder; and the transaction contemplated by this Agreement will not create nor result in a default thereunder and will not cause acceleration of any obligation of any party thereto or the creation of any lien, encumbrance, or security interest in or upon any of the Acquired Assets or grant any other right or remedy to a third party; copies of all of the documents described in the aforesaid schedules have been delivered to Buyer or will be delivered upon request and are, or will when delivered be, true and complete in all material respects and include all material amendments, supplements or modifications thereto. The Seller shall update Schedule 2.12 as of the Closing Date to reflect changes to such Schedule between the date of this Agreement and the Effective Time; provided that no such changes shall be made to such Schedule without Buyer's prior written consent if such changes, either individually or in the aggregate, would increase the liability of Buyer beyond that which Buyer shall have under the Assumed Contracts as of the date of this Agreement.

               2.13 Employees. Except as disclosed on Schedule 2.13, the Seller has not engaged in any patterns or practices which have resulted in or, to the knowledge of the Seller and the Shareholder, would be reasonably likely to result in employment-related claims being filed against the Seller with the Equal Employment Opportunity Commission or any similar federal or state agency or court. The Seller has paid or accrued all wages, bonuses, vacation pay, sick pay and other compensation to all employees of the Seller for all periods prior to the date of this Agreement. Except as disclosed on Schedule 2.13, there are no verbal or written agreements with employees regarding compensation or other aspects of employment. Schedule 2.13 contains a complete and accurate list of the names and titles of and current annual base salary or hourly rates for all employees of the Seller engaged in the conduct of the Business. The Seller is not a party to any collective bargaining or other labor agreement and neither the Seller nor the Shareholder is aware of any labor union organizing activities involving the Seller's employees. The Seller shall update Schedule 2.13 as of the Closing Date.

               2.14 Employee Benefits.

                    (a) Schedule 2.14 contains a complete list of all employee benefit plans, whether formal or informal, whether or not set forth in writing and whether covering one or more than one person, sponsored or maintained by the Seller.

                    (b) Except as listed on Schedule 2.14, the Seller does not contribute to, has not contributed to, and has never been required to contribute to any Multiemployer Plan (as defined in ERISA Section 3(37)) and does not have any liability (including withdrawal liability) under any Multiemployer Plan.

                    (c) Except as listed on Schedule 2.14, the Seller does not and has never maintained, contributed to, or ever been required to contribute to any Employee Welfare Benefit Plan (as defined in ERISA Section 3(1)) providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents.

               2.15 Environment, Health and Safety.

                    (a) Except as disclosed on Schedule 2.15, the Seller has complied in all material respects with all Environmental and Health and Safety Laws (as defined in Section 2.15(d) below). No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been held or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Seller has obtained and been in compliance with all of the material terms and conditions of all permits, licenses and other authorizations which are required under, and has complied with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all Environmental, Health and Safety Laws.

                    (b) The Seller does not have any current liability for and the Seller has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that would be reasonably likely to form the basis for, any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Seller giving rise to any material liability for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual or for any reason under any Environmental, Health and Safety Law.

                    (c) Except as listed on Schedule 2.15, to the knowledge of Seller, all properties (including real property) and equipment used in the Business are and have been free of underground storage tanks, asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2-transdichloroethylene, dioxins, dibenzofurans and Extremely Hazardous Substances (as defined in Section 2.15(d) below).

                    (d) "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 and the Occupational Safety and Health Act of 1970 ("OSHA"), each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes into air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes. "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

               2.16 Books of Accounts. The books, records and accounts of the Seller maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Seller. The Seller has not engaged in any transaction with respect to the Business, maintained any bank account or used any of its funds in the conduct of the Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Seller.

               2.17 Litigation. Except as disclosed on Schedule 2.17, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, is pending or, to the knowledge of the Seller and the Shareholder, threatened, against the Seller or which relates to the Acquired Assets or the Business or the transactions contemplated by this Agreement, nor do the Seller or the Shareholder know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could materially and adversely affect the Seller, the Acquired Assets or the Business or the transactions contemplated hereby. Neither the Seller nor the Shareholder is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which materially and adversely affects the Seller, the Acquired Assets or the Business or the transactions contemplated hereby.

               2.18 Tax and Other Returns and Reports.

                    (a) All federal, state and local tax returns, reports, statements and other similar filings required to be filed by the Seller (the "Tax Returns") with respect to any federal, state or local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, and any other tax or similar governmental charge) ("Taxes") have been filed on a timely basis with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed and all such Tax Returns correctly completely, and properly reflect the tax liabilities of the Seller for the periods, property or events covered thereby. All Taxes due and owed by the Seller (whether or not shown or required to be shown on any Tax Return) have been paid. Except as disclosed on Schedule 2.18, the Seller is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Seller has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are no pending tax examinations or tax claims asserted against the Seller or any of the Acquired Assets or the Business.

                    (b) There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the Acquired Assets or the Business.

                    (c) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Internal Revenue Service Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

                    (d) Neither the Seller, the Shareholder nor any director or officer or employee responsible for Tax matters) of the Seller or the Shareholder expects any authority to assess any additional Taxes against the Seller (or for which the Seller would be liable) for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability for Taxes of the Seller either (A) claimed or raised by any authority in writing or (B) as to which any of the Seller or the Shareholder or the directors and officers (any employees responsible for Tax matters) of the Seller and the Shareholder has knowledge.

                    (e) Except as disclosed on Schedule 2.18, neither the Seller nor the Shareholder has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                    (f) The unpaid Taxes of the Seller (A) do not exceed the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns.

                    (g) None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G. The Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Seller is not a party to any Tax allocation or sharing agreement. The Seller has no liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               2.19 Insurance Policies. Schedule 2.19 lists all insurance policies in force naming the Seller as an insured or beneficiary or as a loss payable payee or for which the Seller has paid or is obligated to pay all or part of the premiums. Except as listed on Schedule 2.19, the Seller has not received notice (excluding notice of a premium increase or contract expiration date) of any pending or threatened termination or retroactive premium increase with respect thereto, and the Seller is in compliance with all conditions contained therein, the noncompliance with which could result in termination of insurance coverage or increased premiums for prior or future periods. Schedule
2.19 contains a summary of claims filed against the Seller, whether or not covered by insurance maintained by the Seller. There are no pending claims against current or prior insurance by the Seller as to which insurers have denied liability, and there exists no claim under current or prior insurance that has not been properly filed by the Seller. The Seller's current and prior commercial general/products liability policies provide coverage on an occurrence basis.

               2.20 Transactions with Affiliates. Except as disclosed on
Schedule 2.20, no director or officer of the Seller or director or officer of the Shareholder, or any member of his or her immediate family or any of its, his or her affiliates, is a party to any material contract, agreement or understanding, business arrangement or relationship with the Seller or has a five percent (5%) or greater ownership interest in any corporation or other entity that is or was, during the three (3) years preceding the date of this Agreement, a party to any material contract, agreement or understanding, business arrangement or relationship with the Seller.

               2.21 Absence of Certain Commercial Practices. To the knowledge of the Seller and the Shareholder, no director, officer, agent, employee, or other person acting on behalf of the Seller has, in violation of federal, state, or applicable foreign law: (a) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official, or any other person who is or may be in a position to help or hinder the Seller or assist in connection with any proposed transaction, which gift or similar benefit, if not given in the past, might have adversely affected the Business, or which, if not continued in the future, might adversely affect the Business, or (b) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others, or established or maintained any unlawful or unrecorded funds. To the knowledge of the Seller and the Shareholder, neither the Seller nor any director, officer, agent, employee, or other person acting on behalf of the Seller has, accepted or received any unlawful conditions, payments, gifts, entertainment or expenditures, except any of the foregoing which would not have a material adverse effect on the Business.

               2.22 Customers, Suppliers and Distributors. Except as disclosed in the Schedules to this Agreement, no material customers or suppliers/vendors of the Seller (including, but not limited to, its top ten (10) customers or top ten (10) suppliers/vendors based upon total dollars collected or paid in the fiscal year ended December 31, 2001 and in the six-month period ended June 30,
2002), or sales or marketing representatives or distributors of the Seller's products or services has notified Seller of plans to terminate or materially reduce its relationship with the Seller. However, the Seller and the Shareholder do not represent or warrant that such customers, suppliers, vendors, marketing representatives or distributors plan to or will continue a similar relationship with Buyer after Closing.

               2.23 Intellectual Property Matters. The Seller in the conduct of the Business did not and does not utilize any patents, copyrights, trademarks, trade names, logos, patterns, designs, customer lists, trade secrets, know-how, proprietary rights, software or other intellectual property, other than the Intellectual Property listed on Schedule 1.2(c). Except as set forth on Schedule 2.23, all of the Intellectual Property is owned and properly registered and maintained by the Seller or the Shareholder free and clear of any liens, claims, charges or encumbrances. To the knowledge of the Seller and the Shareholder, the Seller and Shareholder do not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. Neither of the Seller or Shareholder is in default under, and neither has received any notice of any claim of infringement or any other claim or proceeding relating to any such patent, trademark, trade name, service mark, copyright or trade secret. No present or former employee of the Seller or Shareholder and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property. Schedule 2.23 lists all confidentiality or non-disclosure agreements to which the Seller or any of the Seller's employees engaged in the Business is a party which relates to the Business.

               2.24 Personal Property. Schedule 2.24 contains a list of all of the material Personal Property used by the Seller in the Business. Except as otherwise disclosed on Schedule 2.24, the Personal Property and Supplies are owned by the Seller, free and clear of any liens, charges, encumbrances or security interests and are all in possession of the Seller and located at the Seller's principal place of business, are in good and useable condition and repair with no known material defects (ordinary wear and tear excepted) and are of a quality and quantity useable in, and adequate for, the ordinary course of the Business.

               2.25 Leases. Schedule 2.25 hereto contains an accurate and complete description of the terms of all leases pursuant to which the Seller leases real or personal property from or to others. True, correct and complete copies of all leases (including all amendments or modifications thereto) have been provided to Buyer. All such leases are valid, binding, in full force and effect with no default thereunder and enforceable in accordance with their terms, except that such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the enforceability of creditor's rights generally and except that specific performance and equitable remedies may only be granted in the discretion of a court of competent jurisdiction. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not terminate or be a cause for default under any such leases and no consent to assignment of any of such leases is required that has not been obtained or will not be obtained prior to the Closing. The Seller enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect. The Seller owns no real property.

               2.26 Product Warranty. Each product manufactured, sold, leased, or delivered by the Seller has been in material compliance with all applicable contractual commitments and all express and implied warranties, and the Seller has no material liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased, or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the Seller's standard warranty attached hereto as Schedule 7.6 and any other applicable customary standard terms and conditions of sale.

               2.27 Product Liability. The Seller has no material liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any such liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

               2.28 Knowledge. As used herein, "knowledge" means actual knowledge of the officers of the Seller or the Shareholder, as applicable, and any employees of the Seller who directly report to the general manager of the Seller or the Chief Executive Officer of the Shareholder.

                                   ARTICLE III
                                   -----------

               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT
               --------------------------------------------------

          Buyer and Parent, jointly and severally, hereby represent, warrant and covenant to the Seller and the Shareholder as of the date hereof and the Closing Date, as follows:

               3.1 Company Existence Ownership. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its properties and carry on its business as contemplated by this Agreement. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and has the power and authority to own its properties and carry on its business as contemplated by this Agreement. Parent is the only party owning or having any right to own any equity interest in Buyer.

               3.2 Authorization of Transaction. Each of Parent and Buyer has full power, authority and legal right to enter into this Agreement and to consummate the transactions provided for herein. All actions on the part of Parent and Buyer necessary to approve the transactions contemplated by this Agreement have been duly taken as required by applicable law and any applicable agreement. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Buyer and Parent in accordance with the provisions hereof will be, duly executed and delivered by Buyer and Parent, and constitute, or will constitute when delivered, the valid and binding agreement of Buyer enforceable against Buyer and Parent in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

               3.3 Absence of Violations or Conflicts. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement and the other agreements, documents, and instruments required to be delivered by Buyer and Parent in accordance with the provisions hereof, do not and will not violate, conflict with or result in the breach of any term, condition or provision of, or, except for any necessary consents from Buyer's and/or Parent's lenders, require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which Buyer or Parent is subject (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Buyer or Parent, (c) the articles of incorporation, bylaws, certificate of formation, operating agreement or any other organizational documents of Buyer or Parent or any securities issued by Buyer or Parent, or (d) any mortgage, indenture or other instrument, document or agreement, oral or written, to which Buyer or Parent is a party or by which Buyer or Parent may have rights. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Buyer or Parent.

                                   ARTICLE IV
                                   ----------

                                OTHER AGREEMENTS
                                ----------------

               4.1 Continuing Operation of Business. The Seller hereby agrees, and the Shareholder hereby agrees to cause the Seller, on and after the date of this Agreement and until the Closing or termination of this Agreement hereunder (except upon the prior written consent of Buyer and except as otherwise contemplated in this Agreement or the exhibits or schedules hereto):

                    (a) to operate the Business in the ordinary and regular course and not to engage in any transaction or activity or enter into any agreement or make any commitment except in the ordinary and regular course of business;

                    (b) to operate the Business in the same manner as heretofore conducted, and not to institute any new methods of manufacturing, processing, purchase, sale, lease, management, billing, collection, accounting or operation;

                    (c) to use its best efforts to preserve the business organization of the Business and to preserve its relationship with suppliers, customers and others having business relations with it;

                    (d) to maintain adequate inventory levels consistent with past practice;

                    (e) not to purchase or sell, or obligate Buyer to purchase, any machinery and equipment in excess of $10,000, individually;

                    (f) to continue to pay vendors, product claims, employees, taxes and other liabilities on a timely basis and consistent with past practice;

                    (g) not to make any sale or distribution of, or grant any other interest in, the Acquired Assets, except for the sale of finished goods and inventory in the ordinary course of business;

                    (h) not to grant any increase in the compensation of the employees of the Seller, whether now or hereafter payable, except in the ordinary course of business consistent with past practices, pay any bonuses or consulting fees (other than Bonuses, as defined in Section 4.8) to management of the Seller or any related parties, or hire any new employees with annual rates of compensation in excess of $30,000 annually;

                    (i) to comply in all material respects with all laws, ordinances, rules, regulations and orders applicable to the Business, or the Seller's operations, assets or properties in respect thereof;

                    (j) to maintain the tangible assets included in the Acquired Assets in customary repair, order and condition, reasonable wear and use excepted;

                    (k) to maintain in effect through the Closing Date all existing insurance coverage covering the Acquired Assets; and

                    (l) promptly to disclose to Buyer any information contained in the Seller's representations and warranties or the Schedules attached hereto which, because of an event occurring after the date hereof, is incomplete or no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of the Seller or the Schedules hereto for the purposes of Articles V, VI or VII hereof unless Buyer shall have consented thereto in writing.

               4.2 Exclusive Dealing. During the period from the date of this Agreement to the Closing Date or termination of this Agreement, the Seller and the Shareholder shall not, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any person, firm, company, or other entity, other than Buyer or Parent, concerning any purchase of the Acquired Assets or the Business.

               4.3 Inspection. The Seller shall allow Buyer and its authorized representatives or designees full access with reasonable prior notification during normal business hours after the date hereof to the Acquired Assets and the Business, furnish Buyer and its representatives with all such information as may be reasonably requested concerning any of its affairs, provide such cooperation as Buyer and its representatives reasonably request in connection with any audit or review of the Business, and shall upon request furnish or make available to Buyer for copying (at Buyer's expense) true, correct and complete copies of all operating records of the Business. Buyer will coordinate its due diligence investigation with the Seller so as to minimize the disruption to the Business.

               4.4 Confidentiality. Buyer, Parent, Seller and the Shareholder, each shall treat and hold as such all Confidential Information (as defined below), refrain from using any of the Confidential Information except in connection with this Agreement or except as may be necessary for the completion of income tax returns or in compliance with other applicable laws, regulations, and orders of courts or regulatory authorities. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure. For purposes of the foregoing paragraph, "Confidential Information" means financial and business information relating to the Business which is non-public, confidential or proprietary in nature.

               4.5 Non-Competition. As an inducement for Buyer and Parent to enter into this Agreement, the Seller and the Shareholder covenant and agree that, during the Non-Competition Period (as defined below), neither the Seller, the Shareholder nor any of their subsidiaries shall engage, directly or indirectly, through the Seller, the Shareholder, their subsidiaries or otherwise, whether as owner, director, officer, employee, consultant, agent or otherwise, in the manufacture, marketing or sale of any products that are substantially similar to the products marketed by Seller as of the Closing Date as shown in Seller's 2002 product catalog through page 111, except for the manufacture, marketing and sale of products that the Shareholder or any of its subsidiaries other than the Seller manufacture, market or sell as of the Closing Date. The foregoing non-competition covenant will apply to any country or territory in which Buyer or its affiliates are then selling its products or services. Each of the Seller and Shareholder also covenants and agrees that during the Non-Competition Period, it will not directly or indirectly induce any employee of Buyer to terminate his employment with Buyer or hire or offer to hire any such employee, or, except as required for any of its existing businesses other than the business conducted by the Seller as of the Closing Date, to hire, offer to hire, contract or otherwise agree to contract with any sales or marketing representatives or distributors with which Buyer does business. The "Non-Competition Period" shall mean the period commencing on the Closing Date and ending on the fourth anniversary of the Closing Date. Each of the Seller and the Shareholder agrees that this non-competition covenant is reasonable and necessary from the standpoint of protecting Buyer from competing efforts and acknowledges that Buyer would not enter into this Agreement without this covenant. The provisions of this non-competition covenant are severable and shall be enforceable to the maximum extent permitted by law. If this covenant shall be held by a court of competent jurisdiction to be unenforceable under applicable law with respect to the entire area, the entire duration, or the scope of activities of the covenant, then the covenant shall be deemed enforceable in such part or parts of the area, for such lesser period of time and for such limited scope of activities as is permissible under applicable law. Each of the Seller and the Shareholder acknowledges that a breach of this non-competition covenant would result in irreparable damage to Buyer, and without limiting other remedies which may exist for a breach of this covenant, agree that this covenant may be enforced by temporary restraining order, temporary injunction, and permanent injunction restraining violation hereof, pending or following trial on the merits.

               4.6 Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses and costs incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby. The Seller and the Shareholder shall pay all federal, state and local documentary, and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Acquired Assets. Buyer and Seller have agreed that each will bear one-half of any sales taxes due on the transfer of the Acquired Assets.

               4.7 Brokers. Except for Green, Manning & Bunch, who will be paid directly by the Shareholder, each of the parties hereto represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. The Seller, the Shareholder and Buyer each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense, incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

               4.8 Bonuses. The Seller and the Shareholder hereby represent and warrant to Buyer that any bonuses or other compensation payable to the employees of the Seller or the Shareholder for services rendered prior to the Closing Date or contingent on the closing of the transactions contemplated hereunder (collectively, "Bonuses") shall be the sole responsibility of the Seller or the Shareholder as the case may be; provided, however, that the parties acknowledge that certain bonuses will be paid by Buyer as described in Section 1.6(b)(iv). The Seller and the Shareholder each agree to indemnify and hold Buyer harmless against any loss, liability, damage, cost, claim, or expense, incurred in connection with the payment of any Bonuses.

               4.9 Loss. If the Acquired Assets are destroyed before the Closing Date, or if there has been damage to the Acquired Assets which would cost in excess of $50,000 to repair or replace, then Buyer may terminate this Agreement. In the event Buyer does not terminate this Agreement and the Closing occurs, all insurance money payable as a result of the damage or destruction shall be paid to Buyer for the purpose of making the required repairs or replacement. Any casualty of less than $50,000 shall be repaired or replaced by the Seller prior to the Closing Date.

               4.10 Disclosure to Employees. The Seller, the Shareholder, Parent and Buyer shall mutually agree on the timing and content of any notification or discussions with the Seller's employees or any other parties and/or representatives of the employees with respect to the transactions contemplated by this Agreement.

               4.11 Public Disclosure. Unless required pursuant to a government regulation or statute, the Seller, the Shareholder, Parent and Buyer shall not make any public statement or release concerning this Agreement or the transactions contemplated hereby except for such information as shall have been approved in writing as to form and content by the other party hereto.

               4.12 Name Change. At the Closing, the Seller will change its corporate trade name so that it will no longer be identifiable as "Park Structures" or any name similar thereto.

               4.13 Collection of Receivables.

                    (a) The Seller, the Shareholder, Parent and Buyer acknowledge and agree that all Accounts Receivable (as defined in Section 1.2(a) hereof) shall be the property of Buyer and shall be collected by and (except as provided in Section 4.13(b) hereof) payable to Buyer subsequent to the Closing. In the event that, subsequent to the Closing, the Seller or the Shareholder receive any payments of any kind from any obligor with respect to Accounts Receivable (other than the Doubtful Receivables (as defined in Section 4.13 hereof)), then, the Seller or the Shareholder, as the case may be, shall promptly remit the full amount of such payment to Buyer. The Seller and the Shareholder also agree to take all actions reasonably necessary to cause all remittances of funds to Lockbox No. 1000 at U.S. Bancorp (account number 103658069259) after the Effective Time to be immediately credited to the bank account designated by Buyer at U.S. Bancorp (account number 103656508316).

                    (b) Following the Closing, the Seller shall be entitled to receive, and Buyer shall promptly pay to the Seller, any amounts collected with respect to the specific invoices listed on Schedule 1.6(c)(iii)(A) (the "Doubtful Receivables"), net of the costs and expenses of collection. Buyer agrees that it shall use commercially reasonable efforts to collect the Doubtful Receivables and shall not, without the prior written consent of Seller, forgive or write down any Doubtful Receivables.

               4.14 Access to Books and Records. Following the Closing, Buyer shall provide Seller and Shareholder reasonable access to the books and records relating to the Business for any reasonable purpose, including but not limited to, any use related to litigation, audits, calculating or disputing taxes, and calculating or disputing amounts owed hereunder.

               4.15 Satisfaction of the Seller's Outstanding Liabilities. The Seller shall timely pay or discharge all of its outstanding liabilities and obligations other than the Assumed Liabilities in accordance with their terms. Seller shall pay or discharge any accrued payroll obligations and other accrued liabilities and any other dollar specific liabilities other than the Assumed Liabilities on or before the Closing Date.

               4.16 Cost of Environmental Testing. The costs of the Phase I and Phase II environmental site assessments of the Premises performed by Environmental Compliance Services, Inc. shall be borne equally by Buyer and the Seller. The Seller's share of such costs shall be deducted from the principal amount of the Note as provided in Section 1.6(b).

               4.17 Cost of Inspection Repairs. Notwithstanding Buyer's assumption of the Assumed Contracts, the parties agree that any repairs to the Premises that are required by the Landlord under the Sublease shall be allocated between Buyer and the Seller according to the formula in the Sublease providing for the sharing of costs capital improvements. Schedule 4.17 attached hereto lists all repairs required by the landlord prior to granting consent to the Sublease (the "Required Repairs"). For the purposes of the allocation formula described in the Sublease, the Required Repairs shall be deemed to have been completed as of the Closing Date. The Seller's share of the Required Repairs shall be deducted from the principal amount of the Note as provided in Section 1.6(b). Buyer agrees to provide Seller with itemized receipts evidencing all costs incurred in completing the Required Repairs.

               4.18 Cooperation on Reissuance of the Note. In the event that the principal balance of the Note is adjusted pursuant to the provisions of Section 1.6, Buyer and the Seller agree that, upon the request of either party, they will use their best efforts to reissue the Note on the same terms, except for a modification of the face amount to reflect the then current principal balance of the Note.

                                    ARTICLE V
                                    ---------

                           TERMINATION AND ABANDONMENT
                           ---------------------------

               5.1 Termination and Abandonment. This Agreement may be terminated and the purchase and sale of the Acquired Assets abandoned at any time prior to the Closing:

                    (a) by mutual agreement of the parties;

                    (b) by Buyer or Parent in accordance with Section 4.9;

                    (c) by Buyer or Parent if the conditions set forth in
Section 6.2 and the deliveries required by Section 6.4 shall not have been complied with and performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before January 6, 2003; or

                    (d) by the Seller or the Shareholder, if the conditions set forth in Section 6.3 and the deliveries required by Section 6.5 have not been complied with and performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before January 6, 2003.

               5.2 Rights and Obligations on Termination. If this Agreement is terminated and abandoned as provided in this Article V, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that the confidentiality provisions in Section 4.4 above shall survive termination.

                                   ARTICLE VI
                                   ----------

                                   THE CLOSING
                                   -----------

               6.1 Time, Date and Place of Closing. Subject to the provisions hereof, the closing (the "Closing") shall take place at the offices of Miller & Martin LLP, 832 Georgia Avenue, Chattanooga, Tennessee, at 10:00 A.M., local time, on or before January 6, 2003, or at such other date and location as may be mutually agreeable (the "Closing Date"). The Closing shall be effective as of 11:59 p.m. on the Closing Date (the "Effective Time").

               6.2 Conditions to Obligations of Buyer. All of the obligations of Parent and Buyer under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived in writing by Parent and Buyer:

                    (a) The representations, warranties and covenants of the Seller and the Shareholder contained herein or otherwise delivered pursuant hereto shall be true in all material respects as of the date when made, shall be deemed to be made again at and as of the Closing Date and shall be true at and as of the Closing Date in all material respects, except for representations and warranties that are themselves qualified by a materiality standard, which shall be true and correct in all respects as of the date when made and as of the Closing Date;

                    (b) The Seller and the Shareholder shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date;

                    (c) Buyer shall have received a certificate from the Seller and the Shareholder dated the Closing Date certifying that the conditions specified in Sections 6.2(a) and (b) hereof have been fulfilled;

                    (d) No material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects (including any change resulting from governmental regulations or the loss of any permits, licenses or franchises) of the Business shall have occurred between the date hereof and the Closing Date;

                    (e) No federal, state or local governmental unit, agency, body or authority with competent jurisdiction over the subject matter shall have given official written notice of its intention to institute proceedings to prohibit the transactions contemplated by this Agreement, or which would interfere with the use of the Acquired Assets or the operation of the Business;

                    (f) Buyer and Parent shall have obtained any necessary consents from their lenders;

                    (g) Buyer shall have obtained, at Buyer's sole expense, an insurance policy on terms satisfactory to Buyer, including a term of not less than five (5) years and a maximum deductible of $250,000, covering liabilities of Buyer as a result of pre-existing environmental conditions at the Premises described in the Phase I and Phase II environmental site assessments conducted by Environmental Compliance Services, Inc. and dated October 18, 2002 and October 30, 2002, respectively; provided however, that, at the request of Seller or Shareholder, Buyer shall purchase a policy with a deductible lower than $250,000 if Seller or Shareholder agrees to pay to Buyer (by reducing the principal amount of the Note as provided in Section 1.6(b)) the difference between the premium for the foregoing policy with the maximum deductible and the premium for an identical policy with the lower deductible;

                    (h) On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it has sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement with the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened;

                    (i) Each of the lessors or lessees of any real or personal property or assets leased by the Seller, the parties (other than the Seller) to any contract, commitment or agreement to which the Seller is a party or subject, and any governmental or regulatory official, body or authority having jurisdiction over the Shareholder, the Seller or Buyer, to the extent that their consent or approval is required or necessary under the pertinent lease, contract, commitment or agreement or other document or instrument or under applicable orders, laws, rules or regulations, for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval;

                    (j) Buyer and the Seller shall have entered into a sublease for the office and manufacturing facility located at 12325 West Sample Road, Coral Springs, Florida (the "Premises") on terms satisfactory to Buyer (the "Sublease"); and

                    (k) Buyer shall have received written confirmation from U.S. Bancorp that remittances to the Seller's "lockbox" account after the Effective Time will be transferred immediately to the account designated by Buyer in accordance with Section 4.13 hereof.

               6.3 Conditions to Obligations of the Seller and the Shareholder. All of the obligations of the Seller and the Shareholder under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Seller and the Shareholder:

                    (a) The representations and warranties of Buyer and Parent contained herein or otherwise delivered pursuant thereto shall be true in all material respects as of the date when made, shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of the Closing Date, except for representations and warranties that are themselves qualified by a materiality standard, which shall be true and correct in all respects as of the date when made and as of the Closing Date;

                    (b) Buyer and Parent shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each prior to or at the Closing Date;

                    (c) The Seller shall have received a certificate from Buyer and Parent dated the Closing Date that the conditions specified in Sections 6.3(a) and (b) hereof have been fulfilled;

                    (d) No federal, state or local governmental unit, agency, body or authority with competent jurisdiction over the subject matter shall have given official written notice of its intention to institute proceedings to prohibit the transactions contemplated by this Agreement; and

               (e) On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it has sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement with the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

               6.4 Deliveries by the Seller at the Closing. Unless waived by Buyer or Parent, delivery by the Seller of the following at the Closing shall be a condition to the obligations of Buyer and the Parent under this Agreement:

                    (a) Evidence that all consents necessary in connection with this transaction have been obtained (which shall consist of the original copies of all consents required to be obtained in writing and a certificate from the Seller stating that all other consents have been obtained);

                    (b) Evidence that all liens, charges, security interests or encumbrances of any kind affecting the Acquired Assets (other than the Permitted Liens) have been released;

                    (c) A bill of sale, in the form attached hereto as Exhibit C, conveying the Acquired Assets;

                    (d) An assignment and assumption agreement, in the form attached hereto as Exhibit D, assigning all of Seller's right, title and interest in and to the Assumed Contracts;

                    (e) Lease assignments assigning all of Seller's right, title and interest in and to the Assumed Leases (provided, however, that if delivery of the lease assignments at Closing is waived, the parties shall complete the lease assignments as soon as reasonably possible);

                    (f) The Sublease duly executed by the Seller;

                    (g) A trademark assignment in the form attached hereto as Exhibit F executed by Shareholder;

                    (h) The certificate required by Section 6.2(c);

                    (i) An opinion of the Seller's counsel reasonably acceptable to Buyer;

                    (j) A waiver of lien substantially in the form of Exhibit G executed by the Overlandlord under the Sublease;

                    (k) A waiver of lien substantially in the form of Exhibit H executed by the Seller;

                    (l) A Subordination and Intercreditor Agreement in the form attached hereto as Exhibit I; and

                    (k) Such other instruments and documents of transfer and conveyance as Buyer may reasonably request.

               6.5 Deliveries by Buyer at the Closing. Unless waived by Seller or Shareholder, delivery by Buyer of the following at the Closing shall be a condition to the obligation of the Seller and the Shareholder under this
Agreement:

                    (a) A wire transfer of immediately available funds in the amount of $4,000,000;

                    (b) The Note in the form of Exhibit A attached hereto, executed by Buyer;

                    (c) An assignment and assumption agreement, in the form attached hereto as Exhibit D, pursuant to which Buyer will assume the Assumed Liabilities;

                    (d) Lease assignments pursuant to which Buyer will assume the Assumed Leases (provided, however, if delivery of the lease assignments at Closing is waived, the parties shall complete the lease assignments as soon as reasonably possible);

                    (e) The Sublease duly executed by Buyer;

                    (f) The certificate required by Section 6.3(c); and

                    (g) An opinion of Buyer's counsel reasonably acceptable to Seller.

                                   ARTICLE VII
                                   -----------

                                 INDEMNIFICATION
                                 ---------------

               7.1 Survival of Representations and Warranties. The parties agree that the representations and warranties contained in this Agreement or in any document, certificate, instrument, schedule or exhibit delivered pursuant to this Agreement shall survive the Closing and continue to be binding regardless of any investigation made at any time by the parties for a period of 18 months, except that the representations and warranties of the Seller and the Shareholder contained in (a) Sections 2.1, 2.2 and 2.7 and claims for fraud or intentional misrepresentation shall survive in perpetuity, (b) Section 2.15 relating to the environment shall survive for a period of five years from the Closing Date, and
(c) Sections 2.14 and 2.18 relating to benefit plans and taxes and other returns and reports shall survive for the period of the applicable statute of limitations for the particular representation and warranty that has been breached.

               7.2 Indemnification by the Seller and the Shareholder. The Seller and the Shareholder and their successors, jointly and severally shall indemnify, hold harmless and defend Buyer and Parent after the Closing Date against and in respect of:

                    (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Buyer or Parent that result from, relate to or arise out of:

                         (i) any and all liabilities and obligations of the
Seller or the Shareholder of any nature whatsoever, including without limitation, any liabilities or obligations relating to the operation of the Business prior to the Closing Date other than the Assumed Liabilities; or

                         (ii) any misrepresentation, breach of warranty or
nonfulfillment of any agreement or covenant on the part of the Seller or the Shareholder in this Agreement or in any certificate, schedule, statement, document or instrument furnished to Buyer in connection with the Closing;

                    (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of Section 7.2(a); and

                    (c) any and all liabilities and obligations of Buyer or Parent with respect to any government ordered clean up and/or remediation of environmental conditions at the Premises that existed as of the Closing Date; provided, however, that the obligations of the Seller and the Shareholder under this Section 7.2(c) shall (A) not apply to the clean-up and/or remediation of any environmental conditions caused by Buyer or any affiliate or successor thereto or otherwise created after the Closing Date, and (B) be limited to the amount of the deductible under the insurance policy described in Section 6.2(g).

               7.3 Indemnification by Buyer and Parent. Buyer and Parent and their successors shall indemnify, hold harmless and defend the Seller and the Shareholder after the Closing Date against and in respect of:

                    (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by the Seller or the Shareholder that result from, relate to or arise out of:

                         (i) the Assumed Liabilities; or

                         (ii) any misrepresentation, breach of warranty or
nonfulfillment of any agreement or covenant on the part of Buyer or Parent in this Agreement or any certificate, schedule, statement, document or instrument furnished to the Seller in connection with the Closing; and

                    (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 7.3.

               7.4 Limitation of Indemnification Obligations. The aggregate liability of the Seller and the Shareholder or Buyer and Parent under this Agreement shall be limited to the Purchase Price; provided, however, that the total liability of the Seller and the Shareholder for breaches of the representations and warranties contained in this Agreement, other than those set forth in Sections 2.1, 2.2 and 2.7, shall not exceed $2,500,000.

               7.5 Indemnification Procedures. A party claiming indemnification under this Article VII (the "Asserting Party") shall give prompt written notice (the "Claim Notice") in accordance with Section 8.2 of the nature and basis of the claim to the party from whom indemnification is being sought (the "Indemnifying Party"). If the claim for indemnification arises out of a claim, action, or proceeding by a third party (a "Third Party Claim"), the Indemnifying Party may elect to assume the defense of the Third Party Claim at its own expense with counsel selected by the Indemnifying Party, unless (i) the Asserting Party is also a person against whom the Third Party Claim is made and the Asserting Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Asserting Party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim. If the Indemnifying Party assumes and diligently prosecutes the defense of the Third Party Claim, the Indemnifying Party will not be liable for any fees or expenses of counsel for the Asserting Party subsequently incurred by the Asserting Party in connection with the Third Party Claim. If the Indemnifying Party assumes the defense of a Third Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third Party Claim may be effected by the Indemnifying Party without the Asserting Party's consent unless (A) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (B) the Asserting Party shall have no liability with respect to any compromise or settlement of such Third Party Claims effected without its consent. If notice is given to an Indemnifying Party of the assertion of any Third Party Claim and the Indemnifying Party does not, within ten (10) days after the Claim Notice is given, give notice to the Asserting Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party will be bound by any determination made in such Third Party Claim or any compromise or settlement effected by the Asserting Party. Notwithstanding the foregoing, if the Asserting Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Asserting Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third Party Claim, but the Asserting Party will not be bound by any determination of any Third Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld). The Asserting Party and the Indemnifying Party will cooperate in the defense of any claim, action, or proceeding covered by this Section 7.5. The Asserting Party will make available to the Indemnifying Party all records and other materials reasonably required by the Indemnifying Party for use in contesting the Third Party Claim.

               7.6 Handling of Warranty Claims. For purposes of this Agreement, "Warranty Claims" shall mean those claims made with respect to: (i) any breach of the Seller's standard warranty in the form attached as Schedule 7.6 or any other express or implied warranties for each product manufactured, sold, leased or delivered by the Seller prior to Closing (ii) the servicing of (or other remedial action with respect to) products installed within 30 days preceding the Closing Date or in the process of installation at the time of the Closing or

(iii) repairing, replacing or remedying any defect with respect to the Seller's "Twister Playwheel" product, which is the subject of a recall reported by the Seller or the Shareholder to the U.S. Consumer Product Safety Commission on November 15, 2002. Buyer agrees to respond to and handle all Warranty Claims in a commercially reasonable manner consistent with the Seller's past practices. Subject to the provisions of this Section 7.6, the Seller and the Shareholder agree to pay for any of Buyer's documented costs and expenses with respect to Warranty Claims, either from the reduction of the amounts owed under the Note as provided in Section 1.6(b), or after exhaustion or payment of the Note, by reimbursing Buyer for such expenses. Buyer shall promptly provide the Seller and the Shareholder with any notices of Warranty Claims, its proposed response and the amount, if any, of expense associated with Buyer's response. If the Seller or the Shareholder object in writing within ten (10) business days of receipt of the foregoing information to, among other things, whether the claim constitutes a Warranty Claim or whether the proposed response is appropriate, representatives of Buyer and the Seller or the Shareholder shall promptly confer to attempt to resolve the disagreement. If they are unable to resolve such disagreement, Buyer may satisfy the Warranty Claim subject to the right of the Seller and the Shareholder to contest Buyer's right to reimbursement. The foregoing procedure shall apply with respect to Warranty Claims in lieu of
Section 7.5.

               7.7 Payment. Upon a determination of liability under this Article VII, the Indemnifying Party shall pay to the Asserting Party, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder; provided, however, that any amounts owed by Seller or Shareholder shall first be satisfied by reduction of the amounts owed under the Note to the extent such amount is sufficient. Any claims against Seller or Shareholder in excess of amounts owed under the Note shall be paid to Buyer by the Seller in accordance with this Section 7.7.

               7.8 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article VII are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any failure to fulfill any agreement or covenant hereunder (other than those relating to the representations and warranties set forth in Article II and III) on the part of any party hereto, including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

               7.9 Bulk Sales Law. The parties hereto waive compliance, if applicable, with the provisions of any bulk sales law including, without limitation, the bulk transfer provisions of the Uniform Commercial Code of any state or any similar statute, if and to the extent applicable to the transactions contemplated by this Agreement. The Seller and the Shareholder agree to jointly and severally indemnify, defend and hold harmless Buyer and its officers, agents and employees from any loss, cost, expenses (including related counsel fees), liability or damage which Buyer or its officers, agents or employees may suffer or incur by virtue of the noncompliance by the Seller with any such bulk sales law, except with respect to the Assumed Liabilities.

               7.10 Guaranty of Sublease. The Shareholder and Parent each absolutely and unconditionally guarantee the full performance of all of the terms, covenants and conditions of the Sublease to be kept and performed by the Seller and Buyer, respectively thereunder, including, without limitation, the payment of all monetary obligations thereunder and all indemnification obligations thereunder. This guaranty obligation shall continue notwithstanding any amendment, extension, modification or alteration of the Sublease and no extension, modification, amendment or alteration of the Sublease shall in any manner release or discharge the Shareholder or Parent from its guaranty obligations hereunder. The guaranty obligation will also continue unchanged by any bankruptcy, reorganization or insolvency of the Shareholder, the Seller, Buyer, Parent or their successors or assigns or by any disaffirmance or abandonment by Buyer, the Seller or any trustee of Buyer or the Seller.

                                  ARTICLE VIII
                                  ------------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

               8.1 Good Faith; Further Assurances; Further Cooperation. The parties to this Agreement shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by another party hereto in order more effectively to consummate or document the transaction contemplated by this Agreement.

               8.2 Notices. All notices, communications and deliveries under this Agreement shall be made in writing, signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given, and shall be deemed given on the date delivered if delivered in person, on the third
(3rd) business day after mailed if mailed certified mail (with postage prepaid), return receipt requested, or on the next day after delivered by FedEx or other nationally recognized overnight courier service, as follows:

       To Buyer or Parent:

         PlayCore Wisconsin, Inc.
         430 Chestnut Street, Suite 700
         Chattanooga, TN 37402
         Fax No.: (423) 756-0902
         Attention:  Mr. A. Joseph Neiner
                     Senior Vice-President and
                     Chief Financial Officer

       and a copy to:

         Miller & Martin LLP
         1000 Volunteer Building
         832 Georgia Avenue
         Chattanooga, TN  37402
         Fax No.:  (423) 785-8480
         Attention: Mark W. Degler, Esq.

       To the Seller and the Shareholder:

         Koala Corporation
         7881 South Wheeling Court
         Englewood, CO  80112
         Fax No.:  (303) 539-8320
         Attention: Mr. Jeffrey L. Vigil

      With a copy to:

         Faegre & Benson LLP
         370 Seventeenth Street, Suite 2500
         Denver, CO  80202
         Fax No:  (303) 607-3600
         Attention: Douglas R. Wright, Esq.

or to such other representative or to such other address as the parties hereto may furnish to the other parties in writing. If notice is given pursuant to this section of a permitted successor or assign of a party of this Agreement, then notice shall be given as set forth above to such successor or assign of such party.

               8.3 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Buyer and Parent shall have the right to assign their rights and obligations hereunder to an affiliate of Buyer or Parent or any lender of Buyer or Parent without the prior consent of the Seller.

               8.4 Captions; Definitions. The titles or captions of articles, sections and subsections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.

               8.5 Controlling Law; Amendment; Waiver.

                    (a) This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

                    (b) This Agreement may not be altered or amended except in a writing signed by Buyer, Parent, the Shareholder and the Seller.

                    (c) The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other terms, provision, warranty, representation, agreement or covenant herein contained.

               8.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect thereto.

               8.7 No Presumption. Neither this Agreement nor any other agreement between the parties nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other agreements between the parties have been reviewed by the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

               8.8 Counterparts. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties to this Agreement. This Agreement shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to each of the other parties to this Agreement. This Agreement may be executed via facsimile and in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.

               8.9 Guaranty by Parent. Parent absolutely and unconditionally guarantees the due and punctual payment and performance of all duties and obligations of Buyer hereunder, in accordance with the terms and conditions of this Agreement, including, without limitation, the due and punctual payment of the Purchase Price (including any amounts due under the Note) or any other amounts owed to the Seller or the Shareholder hereunder, the assumption by Buyer of the Assumed Liabilities and Buyer's indemnification obligations. Parent hereby waives every kind of notice, technical requirement, possible irregularity and formality that might otherwise be required or used or raised to release or diminish this guaranty in any way or to hinder the Seller's collection in full from Parent, including, but not limited to, lack of enforceability of any obligation against Buyer, acceptance and notice of acceptance of this guaranty, demand, presentment, protest and notice of protest and notice of nonpayment by Buyer. Parent hereby consents to any and all extensions, renewals, modifications and releases of any obligations of Buyer. No delay, failure, neglect, act or omission on the Seller's or Shareholder's part in enforcing or not enforcing payment of any obligation of Buyer under this Agreement, or any other rights against Buyer, shall diminish the liability of Parent under this guaranty. Neither of the Seller or Shareholder shall be obligated to marshal assets, or to exhaust its recourse against Buyer, before being entitled to payment in full from Parent under this guaranty.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                       SELLER:

                       PS FLORIDA, INC.


                       By: /s/ James A. Zazenski
                       --------------------------
                       Name:   James A. Zazenski
                       Title:  President

                       SHAREHOLDER:

                       KOALA CORPORATION

                       By: /s/ James A. Zazenski
                       --------------------------
                       Name:   James A. Zazenski
                       Title:  President


BUYER:

                       PS COMMERCIAL PLAY, LLC


                       By: /s/ Robert A. Farnsworth
                       ------------------------------
                       Name:   Robert A. Farnsworth
                       Title:  President and Chief Executive Officer

                       PARENT:

                       PLAYCORE WISCONSIN, INC.


                       By: /s/ Robert A. Farnsworth
                       ----------------------------
                       Name:   Robert A. Farnsworth
                       Title:  President and Chief Executive Officer

                                  EXHIBIT 99.1

News Release
--------------------------------------------------------------------------------
FOR  IMMEDIATE RELEASE                                         January 8, 2003

               KOALA CORPORATION, PLAYCORE CLOSE ON SALE
               OF KOALA'S PARK STRUCTURES DIVISION

DENVER, Colorado - Koala Corporation (Nasdaq-KARE) and PlayCore Holdings, Inc. have closed on the sale of substantially all of the assets of Koala's Park Structures division to PS Commercial Play, LLC, a division of PlayCore Holdings, Inc. Koala sold the Coral Springs, Florida-based business for approximately $5 million and the assumption of certain liabilities. The final purchase price is subject to adjustment based on Park Structures' closing balance sheet.

Koala President and Chief Operating Officer Jim Zazenski said the sale of the unit, which provides outdoor modular play systems, would allow Koala management to focus on the performance of company's core family-convenience, children's activity, waterplay and indoor modular play businesses.

"In recent months, we have directed our efforts toward the areas of our business that represent the greatest long-term potential for Koala and are most closely aligned with our overall growth strategy," Zazenski said. "Given this focus, we determined that Park Structures was no longer a fit with our product offering or strategic direction."

PlayCore's President and CEO, Bob Farnsworth, said the acquisition reinforces PlayCore's leadership in the commercial play industry.

"We continue to see growth in commercial play, and the Park Structures business fits with our future plans for expansion in that area," said Farnsworth. "Park Structures will operate as a stand-alone brand with its own product offerings and sales agency network. PlayCore is committed to growing both its core GameTime commercial play business and its new Park Structures brand."

Koala will use the net proceeds from the sale to reduce the amounts due under its revolving credit facility. Koala management also noted that its lenders agreed to defer the $500,000 principal payment due on the term loan on December 31, 2002, for 45 days while the company works to restructure its credit facility in light of the Park Structures sale. Park Structures was purchased by Koala in December 1998. Koala management anticipates it will record a non-operating loss on the sale of approximately $6.4 million.

Founded in 1986, Koala Corporation is an integrated provider of products and solutions designed to help business become "family friendly" and allow children to play safely in public. The company develops and markets a wide variety of infant and child protection and activities products, which are marketed under the company's recognizable "Koala Bear Kare" brand name. Koala's strategic objective is to address the growing commercial demand for safe, public play environments for children, as well as products and solutions that help businesses create family-friendly atmospheres for their patrons.

                                   -- more --

PlayCore Holdings, Inc., based in Chattanooga, TN, is a leading playground equipment and backyard products company. It specializes in the manufacture and marketing of commercial playground equipment, do-it-yourself wooden playground equipment, and installed backyard wooden storage buildings, under the brands of GameTime, Swing-N-Slide and Heartland. (www.playcore.com.) PlayCore Holdings, Inc. is owned by affiliates of Chartwell Investments II LLC, a New York City-based private equity firm, which invests in growth financings and management buy-outs of middle market companies. Affiliates of Chartwell Investments II LLC acquired PlayCore Holdings, Inc. in May 2000.

Statements made in this news release that are not historical facts may be forward-looking statements. Such statements include projections regarding the final purchase price and future earnings results, and are based upon the Koala's current expectations and assumptions, which are subject to a number of risks and uncertainties. Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information, including Koala's ability to restructure its credit facility. A description of risks and uncertainties attendant to Koala Corporation and its industry and other factors which could affect the company's financial results are included in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

                                       ###

CONTACT:
For Koala:                                           For PlayCore and Chartwell:
Pfeiffer High Public Relations, Inc.                 Dwayne Lawler
Geoff High                                           TSD, Inc.
Ph: 303-393-7044                                     Ph: 212-691-6896
http://www.pfeifferhigh.com                          e-mail: dlawler@tsd.biz